Exhibit 10.1

root9B Technologies, Inc.
1185 Avenue of the Americas, Suite 1750
New York, New York 10036

March 7, 2016

Dear Purchasers:

Reference is hereby made to that certain Securities Purchase Agreement, as amended, by and among root9B Technologies, Inc. (“root9B”) and the Purchasers (as defined therein), attached as Exhibit A hereto (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

Pursuant to Section 2.1(b) of the Purchase Agreement, the parties agreed that all Closings under the Purchase Agreement would take place on or before March 7, 2016.  The Company now desires to extend such date until March 9, 2016.

Pursuant to Section 6.4 of the Purchase Agreement, the Purchase Agreement may be amended by a written instrument signed by the Company and holders of a majority of the Shares sold thereunder.  The undersigned, constituting the Company and holders of a majority of the Shares sold under the Purchase Agreement, agree to amend the Purchase Agreement by deleting the last sentence of Section 2.1(b) and replacing it, in its entirety, with the following:

“Each Closing shall take place (each such date, a “Closing Date”) at such time and at such location as the parties to the respective Closing may agree; provided, that all Closings shall take place on or before March 9, 2016.”

Upon the execution of this letter agreement by each of the undersigned, the Purchase Agreement shall be deemed amended to the extent set forth herein.  All other terms and provisions of the Purchase Agreement shall remain in full force and effect.  If there is any inconsistency with the terms of the Purchase Agreement and this letter agreement, the terms of this letter agreement shall govern.  This letter agreement is intended to be a final expression of our agreement to amend the Purchase Agreement and is intended to be a complete and exclusive statement of our agreement and understanding with respect to such amendment.  This letter agreement may not be modified or amended except by a written agreement signed by all of the undersigned.

Sincerely,

Brian King
Chief Operating Officer

Exhibit A

Purchase Agreement